Exhibit 99.1

Shell Midstream Partners, L.P. Agrees to Acquire Additional Assets from Shell
HOUSTON, May 5, 2017 - Shell Midstream Partners, L.P. (NYSE: SHLX) entered into a purchase and sale agreement to acquire a 100% interest in the Refinery Gas Pipelines, Delta Pipeline and Na Kika Pipeline for $630 million from wholly owned subsidiaries of Shell.
The acquisition price reflects an approximate 8.4 times multiple of the assets’ forecasted next twelve months adjusted earnings before interest, taxes, depreciation and amortization. The acquisition is expected to be immediately accretive to unitholders. Shell Midstream Partners intends to fund the acquisition with a combination of borrowings under existing credit facilities and cash on hand. The acquisition is expected to close on or around May 10, 2017, subject to customary closing conditions.
Highlights of the acquired assets:

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Refinery Gas Pipelines: A network of approximately 100 miles of gas pipeline connecting multiple refineries and plants operated along the Gulf Coast to Shell Chemical sites, including Shell’s Norco refinery and Deer Park refinery. The pipelines transport a mix of methane, natural gas liquids and olefins. This is the first drop down of assets from outside of Shell Pipeline Company and represents an important milestone for Shell Midstream Partners.

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Delta Pipeline: An approximately 130-mile onshore pipeline aggregating volumes from five offshore pipelines including Shell Midstream Partners’ Odyssey Pipeline and the Na Kika Pipeline. This acquisition connects offshore oil production in the eastern corridor of the Gulf of Mexico to key onshore markets.

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Na Kika Pipeline: An approximately 80-mile offshore pipeline anchored by the Na Kika platform which serves as a host to eight different subsea fields and connects to the Delta Pipeline at Main Pass 69.

The terms of the acquisition were approved by the conflicts committee of the Board of Directors of the General Partner of Shell Midstream Partners, which is comprised entirely of independent directors. This committee was advised by Evercore Group, L.L.C. as to financial matters and Andrews Kurth Kenyon LLP as to legal matters.
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ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners' assets consist of pipelines, crude tank storage and terminal systems that serve as key infrastructure to transport and store onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from Gulf Coast markets to major demand centers.
For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.

INQUIRIES:
Investor Relations: +1 (832) 337-2034

Media Relations: +1 (713) 241-4544

FORWARD LOOKING STATEMENTS
This press release includes various “forward-looking statements.” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements relating to expected EBITDA, future cash flows and future growth, financing of the transaction, closing of the transaction, and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”,
“estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”,
“risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements.
Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions.
Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, May
5, 2017 and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk
Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by the information in our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

NON-GAAP FINANCIAL MEASURES
This press release includes the term Adjusted EBITDA. We believe that the presentation of Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measure most directly comparable to Adjusted EBITDA is net income. This non-GAAP measure should not be considered as an alternative to GAAP net income. Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income. It should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.
May 5, 2017